UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 24, 2017

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089
(Address of principal executive offices)

Registrant's telephone number, including area code: (408) 548-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 24, 2017, the Board of Directors (the “Board”) of Finisar Corporation (the “Company”) appointed Helene Simonet to serve as a Class II member of the Board until the 2019 annual meeting of stockholders. Following the appointment of Ms. Simonet, the Company's Board consists of seven directors who are elected to staggered three-year terms.
Ms. Simonet will receive compensation in accordance with the Company’s independent director compensation policy adopted by the Board from time to time. Additionally, Ms. Simonet will enter into the Company’s standard indemnification agreement made available to all of the Company’s directors.
On March 28, 2017, the Company issued a press release announcing the appointment, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)        Exhibits
Exhibit        Decription
99.1        Press Release Announcing Appointment of New Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 28, 2017                     Finisar Corporation
By: /s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel

Exhibit Index
Exhibit        Decription
99.1        Press Release Announcing Appointment of New Director

Exhibit 99.1

Finisar Corporation Appoints Helene Simonet as New Director
SUNNYVALE, Calif., March 28, 2017 (GLOBE NEWSWIRE) -- Finisar Corporation (NASDAQ:FNSR), a global technology leader for fiber optic subsystems and components, today announced that the Board of Directors has appointed Helene Simonet to the Board. Finisar's Board now consists of seven Directors who are elected to staggered three-year terms. Ms. Simonet will serve as a Class II Director with a term running until the annual meeting of stockholders in 2019.
Ms. Simonet served as Executive Vice President and Chief Financial Officer of Coherent, Inc., a world leader in providing photonics based solutions to the commercial and scientific research markets, from April of 2002 to February of 2016. From December of 1999 to April of 2002, she was Vice President of Finance of Coherent's former Medical Group and Vice President of Finance of its Photonics Division. Prior to joining Coherent, Ms. Simonet spent over twenty years in senior finance positions at Raychem Corporation. She has been a Director of Rogers Corporation since October of 2014.
"I am pleased to welcome Leen as the newest member or our Board of Directors," said Jerry Rawls, Finisar's Chief Executive Officer and Chairman of the Board. "Her experience in both executive and financial management of global technology manufacturing companies makes her an excellent addition to the Board."
ABOUT FINISAR
Finisar Corporation (NASDAQ:FNSR) is a global technology leader for fiber optic subsystems and components that enable high-speed voice, video and data communications for telecommunications, networking, storage, wireless, and cable TV applications. For over 25 years, Finisar has provided critical optics technologies to system manufacturers to meet the increasing demands for network bandwidth and storage.  Finisar is headquartered in Sunnyvale, California, USA with R&D, manufacturing sites, and sales offices worldwide. For additional information, visit www.finisar.com.
Finisar-G
Investor Contact:                    Press contact:
Kurt Adzema                        Victoria McDonald
Chief Financial Officer                    Director, Corporate Communications
408-542-5050 or Investor.relations@finisar.com         408-542-4261